Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

101 North Phillips Avenue
Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company

Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

ATLAS RESOURCE PARTNERS, L.P.*

ATLAS ENERGY HOLDINGS OPERATING COMPANY, LLC

ATLAS RESOURCE FINANCE CORPORATION

(Exact name of obligor as specified in its charter)

Delaware	45-3591625
Delaware	27-4735285
Delaware	90-0812516
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Park Place Corporate Center One
1000 Commerce Drive, 4th Floor
Pittsburgh, PA	15275-1011
(Address of principal executive offices)	(Zip code)

9.25% Senior Notes due 2021

(Title of the indenture securities)

Exact name of registrant as specified in its charter	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number	Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices

Atlas Resources, LLC One	Pennsylvania	20-4822875	Park Place Corporate Center 1000 Commerce Drive, 4th Floor Pittsburgh, PA 15275-1011 (800) 251-0171
Viking Resources, LLC One	Pennsylvania	20-5365124	Park Place Corporate Center 1000 Commerce Drive, 4th Floor Pittsburgh, PA 15275-1011 (800) 251-0171
Resource Energy, LLC	Delaware	20-5365174	Park Place Corporate Center One 1000 Commerce Drive, 4th Floor Pittsburgh, PA 15275-1011 (800) 251-0171
ARP Barnett, LLC	Delaware	90-0812567	Park Place Corporate Center One 1000 Commerce Drive, 4th Floor Pittsburgh, PA 15275-1011 (800) 251-0171
ARP Barnett Pipeline, LLC	Delaware	61-1682295	Park Place Corporate Center One 1000 Commerce Drive, 4th Floor Pittsburgh, PA 15275-1011 (800) 251-0171
Atlas Barnett, LLC	Texas	26-2654688	Park Place Corporate Center One 1000 Commerce Drive, 4th Floor Pittsburgh, PA 15275-1011 (800) 251-0171
Atlas Noble, LLC	Delaware	20-5365139	Park Place Corporate Center One 1000 Commerce Drive, 4th Floor Pittsburgh, PA 15275-1011 (800) 251-0171
REI-NY, LLC	Delaware	20-5365147	Park Place Corporate Center One 1000 Commerce Drive, 4th Floor Pittsburgh, PA 15275-1011 (800) 251-0171
Atlas Energy Indiana, LLC	Indiana	26-3210546	Park Place Corporate Center One 1000 Commerce Drive, 4th Floor Pittsburgh, PA 15275-1011 (800) 251-0171
Atlas Energy Tennessee, LLC	Pennsylvania	26-2770794	Park Place Corporate Center One 1000 Commerce Drive, 4th Floor Pittsburgh, PA 15275-1011 (800) 251-0171
Atlas Energy Ohio, LLC	Ohio	20-5365198	Park Place Corporate Center One 1000 Commerce Drive, 4th Floor Pittsburgh, PA 15275-1011 (800) 251-0171
ARP Oklahoma LLC	Oklahoma	90-0815193	Park Place Corporate Center One 1000 Commerce Drive, 4th Floor Pittsburgh, PA 15275-1011 (800) 251-0171
Atlas Energy Colorado, LLC	Colorado	45-2120015	Park Place Corporate Center One 1000 Commerce Drive, 4th Floor Pittsburgh, PA 15275-1011 (800) 251-0171
Resource Well Services, LLC	Delaware	20-5365162	Park Place Corporate Center One 1000 Commerce Drive, 4th Floor Pittsburgh, PA 15275-1011 (800) 251-0171
ARP Production Company, LLC	Delaware	90-0999968	Park Place Corporate Center One 1000 Commerce Drive, 4th Floor Pittsburgh, PA 15275-1011 (800) 251-0171
ARP Mountaineer Production, LLC	Delaware	80-0959365	Park Place Corporate Center One 1000 Commerce Drive, 4th Floor Pittsburgh, PA 15275-1011 (800) 251-0171

ARP Rangely Production, LLC	Delaware	46-5641625	Park Place Corporate Center One 1000 Commerce Drive, 4th Floor Pittsburgh, PA 15275-1011 (800) 251-0171
ARP Eagle Ford, LLC	Texas	47-1846894	Park Place Corporate Center One 1000 Commerce Drive, 4th Floor Pittsburgh, PA 15275-1011 (800) 251-0171
Atlas Pipeline Tennessee, LLC	Pennsylvania	83-0504919	Park Place Corporate Center One 1000 Commerce Drive, 4th Floor Pittsburgh, PA 15275-1011 (800) 251-0171

Item 1.	General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Treasury Department

Washington, D.C.

Federal Deposit Insurance Corporation

Washington, D.C.

Federal Reserve Bank of San Francisco

San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15.	Foreign Trustee. Not applicable.

Item 16.	List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.**

Exhibit 3.	See Exhibit 2

Exhibit 4.	Copy of By-laws of the trustee as now in effect.***

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of file number 333-130784-06.
**	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of file number 022-28721.
***	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated May 26, 2005 of file number 333-125274.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 20th of March, 2015.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/S/ Yana Kislenko
Yana Kislenko
Vice President

EXHIBIT 6

March 20, 2015

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/S/ Yana Kislenko
Yana Kislenko
Vice President

Exhibit 7

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business December 31, 2014, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$18,743
Interest-bearing balances		222,900
Securities:
Held-to-maturity securities		55,483
Available-for-sale securities		226,470
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		1,968
Securities purchased under agreements to resell		23,309
Loans and lease financing receivables:
Loans and leases held for sale		14,634
Loans and leases, net of unearned income	821,207
LESS: Allowance for loan and lease losses	10,844
Loans and leases, net of unearned income and allowance		810,363
Trading Assets		46,228
Premises and fixed assets (including capitalized leases)		7,491
Other real estate owned		2,492
Investments in unconsolidated subsidiaries and associated companies		856
Direct and indirect investments in real estate ventures		1
Intangible assets
Goodwill		21,627
Other intangible assets		18,578
Other assets		61,641

Total assets		$1,532,784

LIABILITIES
Deposits:
In domestic offices		$1,062,122
Noninterest-bearing	322,290
Interest-bearing	739,832
In foreign offices, Edge and Agreement subsidiaries, and IBFs		151,034
Noninterest-bearing	928
Interest-bearing	150,106
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		946
Securities sold under agreements to repurchase		12,563

Dollar Amounts In Millions

Trading liabilities	25,409
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	83,997
Subordinated notes and debentures	18,701
Other liabilities	32,601

Total liabilities	$1,387,373

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	519
Surplus (exclude all surplus related to preferred stock)	106,158
Retained earnings	34,288
Accumulated other comprehensive income	4,019
Other equity capital components	0

Total bank equity capital	144,984
Noncontrolling (minority) interests in consolidated subsidiaries	427

Total equity capital	145,411

Total liabilities, and equity capital	$1,532,784

I, John R. Shrewsberry, Sr. EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

John R. Shrewsberry
Sr. EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

John Stumpf	Directors
James Quigley
Enrique Hernandez, Jr.